FORM 8-A

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

GRAY PEAKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	38-3692822
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1320 Tower Road, Schaumburg, Illinois	60173
(Address of principal executive offices)	(ZIP Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.01 par value per share

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Common Stock of Gray Peaks, Inc. (the “Company”) included in Amendment No. 5 to its Registration Statement on Form SB-2 dated July 27, 2005, including any amendments or reports filed for the purpose of updating such description, is hereby incorporated by reference in answer to this Item.

Item 2. Exhibits.

The following exhibits are filed as part of this registration statement:

Exhibit No.	Description of Exhibit
1	Certificate of Incorporation*
1.1	Amendment to Certificate of Incorporation**
2	Bylaws***

*	Incorporated by reference to Exhibit 3.1 of registrant’s registration statement on Form SB-2, No. 333-118255.
**	Incorporated by reference to Exhibit 3.11 of registrant’s report on Form 10-QSB for the quarter ended September 30, 2005.
***	Incorporated by reference to Exhibit 3.2 of registrant’s registration statement on Form SB-2, No. 33-118255.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GRAY PEAKS, INC.

Date: May 3, 2006	By:	/s/ Tim R. Sensenig
Tim R. Sensenig Co-Chief Executive Officer